Exhibit 10.16

Form of

First Amendment to Amended and Restated PCS Services Agreement

Between Sprint Spectrum L.P. and Virgin Mobile USA, LLC

This First Amendment (“First Amendment”) is made to that certain Amended and Restated PCS Services Agreement between Sprint Spectrum L.P. (“Sprint PCS”) and Virgin Mobile USA, LLC (“VMU”) dated                          (the “PCS Services Agreement”). Capitalized terms not defined in this First Amendment are defined in the PCS Services Agreement.

1. Section 1 of the PCS Services Agreement is amended by adding the following definitions:

“Migration End Date” means the first day of the calendar month that is 24 months following the first calendar month in which both of the following conditions have been met: (1) Sprint PCS has substantially ceased activation of new direct consumer Customers on the Sprint Network; and (2) Sprint PCS has migrated at least fifty percent (50%) of its direct consumer Customers from the Sprint Network to the Successor Network (measured from the total number of direct consumer Customers on the Sprint Network at the time such migration begins); provided that Sprint PCS may unilaterally set a Migration End Date by providing VMU with ninety (90) days prior written notice at any point after Sprint PCS has migrated at least eighty-five percent (85%) of its direct consumer Customers from the Sprint Network to the Successor Network (measured from the total number of direct consumer Customers on the Sprint Network at the time such migration begins) .

“Migration Period” means the period beginning with the Migration Start Date and ending with the Migration End Date.

“Migration Start Date” means the earlier of: (A) the first day of the calendar month following the first calendar month in which both of the following conditions have been met: (1) Sprint PCS has substantially ceased activation of new direct consumer Customers on the Sprint Network; and (2) Sprint PCS has migrated at least fifty percent (50%) of its direct consumer Customers from the Sprint Network to the Successor Network (measured from the total number of direct consumer Customers on the Sprint Network at the time such migration begins); or (B) the first day of the calendar month following the first calendar month in which the number of direct consumer customers using Substantially Similar Successor Services is greater than twenty five percent (25%) of Sprint PCS’ total number of direct consumer wireless, mobile customers on both the Sprint Network and a Successor Network.

“Substantially Similar Successor Services” are generally available consumer, wireless, mobile voice and data transmission services provided over a Successor Network that are substantially similar to the consumer wireless, mobile voice and data transmission services then provided by Sprint PCS over the Sprint Network, taking into consideration purpose and features of such services, but not the data throughput capabilities of the Successor Network.

“Successor Network” means a wireless, mobile voice and data network that Sprint PCS (together with any of its Affiliates) owns and controls, but does not include the iDEN network. For purposes of clarification, Successor Network does not include any third party network that Sprint PCS or its Affiliates may have access to by virtue of contractual relationship with a third party, through roaming relationships or otherwise, unless otherwise agreed in writing by such third party.

2. Section 2 of the PCS Services Agreement is amended by added a new Section 2.18, as follows:

2.18. Continuity of Services; Successor Network Availability

2.18.1 Continuity of Services.

For purposes of providing wireless service continuity under this Agreement, Sprint PCS agrees to provide VMU with access to Mobile Voice and Data Services utilizing its Successor Networks as set forth in this Section 2.18.1.

(a) Upon Sprint PCS’ public announcement of definitive plans to use a Successor Network in replacement of the voice services provided by Sprint PCS to its direct consumer Customers over the Sprint Network, Sprint PCS will provide VMU with notice of such announcement and Sprint PCS and VMU will begin discussing the possible future migration of End Users from the Sprint Network as more fully described in this Section 2.18.1, it being understood that any agreed upon planning will not be implemented until the Migration Period described below. Sprint PCS will use commercially reasonable efforts to begin such discussions at least 90 days prior to the Migration Start Date.

(b) During the first 90 days following the Migration Start Date the parties will use commercially reasonable efforts to negotiate a mutually acceptable arrangement under which Sprint PCS would provide VMU with access to the Successor Network at levels of functionality that are the same or substantially similar to the levels of transmission functionality provided by Sprint PCS to its direct consumer customers over the Successor Network, it being understood that VMU would remain subject to continued VMU wireless exclusivity to Sprint PCS as set forth in Section 2.7.1. While the Parties will look to the then existing wireless service relationship as illustrative of a possible relationship with respect to such use of such Successor Network (including, but not limited to, the provisions related to calculating prices pursuant to cost plus formulae), unless and until a binding definitive written agreement is entered, there will be no binding agreement between the parties nor will any discussion or course of conduct impose any obligation or liability on the Parties with respect to such arrangement. If, after expiration of such 90 day period, the parties are unable to reach a definitive written agreement VMU must, within 10 days following expiration of such 90 day period, elect to either (1) use the Successor Network as outlined in Section 2.18.1(c) below; or (2) terminate this Agreement as outlined in Section 2.18.1(d) below. VMU’s failure to make an election within the designated timeframe as required by this subsection (b) will be deemed to be an election to use the Successor Network as outlined in Section 2.18.1(c) below.

(c) If VMU elects or is deemed to elect to use the Successor Network pursuant to subsection (b) of this Section 2.18.1, the following terms will apply:

(i) During the Migration Period, VMU may activate its end users on the Successor Network and will have continued use of the Sprint Network for its End Users as more fully described in this Section 2.18.1.

(ii) VMU will use commercially reasonable efforts to migrate its End Users from the Sprint Network to the Successor Network during the Migration Period pursuant to mutually agreed upon migration plans, it being understood and agreed that all costs associated with such migration (including, but not limited to, any handset or other device costs) will be the sole responsibility of VMU.

(iii) As of the Migration Start Date, Sprint PCS will determine fixed rates for all PCS Services then provided to VMU pursuant to the applicable Cost of Service Formulae under this Agreement. During the Migration Period and thereafter, for use of the Sprint Network VMU will be charged at rates equal to the lesser of: (A) rates determined under the applicable Cost of Service Formulae set forth in this Agreement; or (B) fixed rates determined as set forth immediately above. All use of the Successor Network will be at fixed rates determined as of the Migration Start Date, as set forth above.

(iv) Unless otherwise mutually agreed by the Parties and regardless of the capabilities of the Successor Network, the end users activated on the Successor Network will receive Mobile Voice and Data Services at levels of functionality that are substantially equivalent to, but no greater than, the levels of PCS Service functionality provided over the Sprint Network as of the Migration Start Date. Except as specifically provided in this Section 2.18.1, the terms of this Agreement will continue to apply with respect to VMU’s use of the Successor Network.

(v) Sprint PCS may discontinue providing VMU services over the Sprint Network effective at any point after expiration of the Migration Period, provided that Sprint PCS will provide VMU at least 90 days prior written notice of its intent to so discontinue providing services. Sprint PCS will not be liable to VMU or its End Users for discontinuing services over the Sprint Network at any point after the end of the 90 day notice period described above and VMU hereby agrees to indemnify Sprint PCS for any End User or other third party claims associated with such discontinuance.

(d) If VMU elects to terminate the Agreement under subsection (b) of this Section 2.18.1, the following terms will apply:

(i) VMU will have no access whatsoever to the Successor Network.

(ii) As of the Migration Start Date, Sprint PCS will determine fixed rates for all PCS Services then provided to VMU pursuant to the applicable Cost of Service Formulae under this Agreement. During the Migration Period and thereafter, for use of the Sprint Network VMU will be charged at rates equal to the lesser of: (A) rates determined under the applicable Cost of Service Formulae set forth in this Agreement; or (B) fixed rates determined as set forth immediately above.

(iii) The termination will be effective as of the end of the Migration Period and Sprint PCS may discontinue providing VMU services over the Sprint Network effective at any point after expiration of the Migration Period, provided that Sprint PCS will provide VMU at least 90 days prior written notice of its intent to so discontinue providing services. Sprint PCS will not be liable to VMU or its End Users for discontinuing services over the Sprint Network at any point after the end of the 90 day notice period described above and VMU hereby agrees to indemnify Sprint PCS for any End User or other third party claims associated with such discontinuance.

(iv) During the Migration Period and thereafter, VMU will no longer be subject to the exclusivity obligations set for in Section 2.7.1.

2.18.2 Successor Network Availability.

Subject to definitive mutual agreement between Sprint PCS and VMU on all applicable terms, Sprint PCS may provide VMU with access to Mobile Voice and Data Services provided over a Successor Network. The Parties will not be compelled to negotiate or enter an agreement regarding access to such Mobile Voice and Data Services and unless and until the Parties mutually agree to a definitive written agreement with respect to such access, VMU will not have access to Mobile Voice and Data Services provided over a Successor Network beyond the provisions set forth in Section 2.18.1 above. Notwithstanding the foregoing, if at any point prior to the expiration of the 90 day period described in Section 2.18.1(b) above, Sprint PCS in its sole and absolute discretion provides VMU with a written offer to provide access to the Successor Network (at levels of transmission functionality that are the same or substantially similar to the levels of transmission functionality provided by Sprint PCS to its direct consumer customers) pursuant to terms and provisions that are substantially similar to the terms and provisions of this Agreement (including, but not limited to, pricing derived from cost plus formulae, VMU wireless exclusivity to Sprint PCS and access to new transmission functionality over the Successor Network under terms consistent with this Agreement), VMU must accept such offer and the parties will proceed with migration to the Successor Network pursuant to subsections (ii) and (v) of Section 2.18.1(c) above. During the Migration Period, VMU will have continued use of the Sprint Network for its End Users at prices determined pursuant to subsection (iii) of Section 2.18.1(c) above.

3. Except as specifically provided above, the PCS Services Agreement remains in effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed this First Amendment as of the dates indicated below.

SPRINT SPECTRUM L.P.	VIRGIN MOBILE USA, LLC

By:	By:

Name:	Name:

Its:	Its:

Date:	Date: